Exhibit 10.4

FIRST AMENDMENT TO
MASTER INNOVATION AND SUPPLY AGREEMENT

This First Amendment to the Master Innovation and Supply Agreement (“Agreement”) dated July 13, 2007, between The Hershey Company, a corporation organized and existing under the law of the State of Delaware, with a principal place of business at 100 Crystal A Drive, Hershey, PA  17033 (“Hershey”) and Barry Callebaut AG, a corporation organized and existing under the laws of Switzerland, with a principal place of business at Westpark Pfingstweidstrasse 60, 8500 Zurich, Switzerland (“Callebaut”) is entered into as of the 14 day of April, 2011 (the “First Amendment”).  Capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Agreement and the Related Agreements (as defined in the Agreement).

1.           The Parties agree to amend the Agreement as follows:

A.      Section 2(B)(3) is replaced with the following:

“3.           Each week during the term of this Agreement Hershey will provide Callebaut a shipment plan by facility for the Products showing estimated required shipments of Products on a twelve (12) week rolling basis (the “Shipment Plan”). Additionally, for Monterrey, Pennsauken and Robinson, Hershey will further identify the first two weeks of the Shipment Plan into daily shipments, inclusive of Saturdays, Sundays and non-business days if Hershey requires shipments on such days.”

B.      Section 2(B)(4) is replaced with the following:

“4.           Except as set forth in the volume and pricing provisions of Section 2(B)(7) and any obligation that exists under Section 2(B)(2) above, (x) with respect to the Supply Agreement for Mexico, the Supply Agreement for Pennsauken and the Supply Agreement for Robinson, Hershey shall be obligated to purchase from Callebaut only the three day production of liquid paste reflected in the relevant Shipment Plan for the day after such Shipment Plan was received and the next two days, (y) with respect to the Supply Agreement for Mexico, the Supply Agreement for Pennsauken and the Supply Agreement for Robinson with respect to block paste Hershey shall be obligated to purchase from Callebaut  only the first  twelve weeks’ production of block paste produced by Callebaut in reliance on any then-current Shipment Plan, and (z) with respect to the Global Supply Agreement Hershey shall be obligated to purchase from Callebaut only the first two-weeks' production reflected in the then-current Shipment Plan.”

C.      Section 2(E)(1) is replaced with the following:

“1.           Waste, loss and/or overweight allowance for each ingredient and packaging component used to produce a Product (the “Established Yields”) shall be as set forth in the open book pricing for each such Product.  Callebaut shall be responsible for all additional ingredients and packaging components required as a result of Callebaut’s failure to comply with Established Yields.”

D.	The first sentence of Section 2(H)(3) is revised to add the Pennsauken facility as follows:

“3.           It is recognized that Callebaut’s ability to share conversion cost productivity for its Robinson, Pennsauken and Monterrey facilities will be dependent on Callebaut’s ability to fill available capacity with third party volume.”

E.      The following sentences are hereby added to the end of Section 2(I)(3) as follows:

“3.           Hershey will source Cocoa Ingredients from Callebaut for its Next Century Volume  (as defined in the Pennsauken Supply Agreement) as long as Callebaut meets Hershey product specifications, quality requirements, time requirements, commercial cost assumptions, capacity and volume requirements and geographic need. The Cocoa Ingredients will be sourced by Callebaut against existing Cocoa Ingredient contracts or future Cocoa Ingredient contracts upon mutual agreement with Hershey.”

F.	The third sentence of Section 2(J)(5) is revised to add the Pennsauken facility as follows:

“5.           The method of disposition of rejected Products sourced under the Mexico Supply Agreement, the Pennsauken Supply Agreement and the Robinson Supply Agreement that have not already been packaged by Hershey into finished product shall be at Callebaut’s discretion.”

G.    In Section 9(B)(1):

The reference to “Section 5A” is replaced with “Section 5;”.

H.	The following Exhibits shall be amended and added as of the date hereof.

1.           Exhibit A: Hershey Specifications
2.           Exhibit F: Global Volume Increment Examples
3.           New Exhibit G: Customer Service

2.	Except as set forth herein, all terms and conditions set forth in the Agreement remain in effect.

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In Witness Whereof, the parties have executed this Amendment as of the date set forth above.

THE HERSHEY COMPANY	BARRY CALLEBAUT AG

Signature: /s/ Terence L. O’Day	Signature: /s/ Dave Johnson
Title: SVP Global Operations	Title: President Americas

Signature: /s/ Ben De Schryver
Title: VP Sales Americas